Exhibit 99
Stem Announces Third Quarter 2025 Results
Increased revenue by 31% YoY to $38 million
Executed second consecutive quarter of positive adjusted EBITDA
Increased ARR by 3% QoQ and 17% YoY to $60 million, evidencing continued software-focused strategy execution
Achieved third consecutive quarter of strong gross margins
Refining and de-risking full-year 2025 financial and operating guidance

HOUSTON – Oct. 29, 2025 – Stem, Inc. (“Stem,” “we” or the “Company”) (NYSE: STEM), a global leader reimagining technology to support the energy transition, announced today its financial results for the quarter ended Sept. 30, 2025.
Financial Highlights
•Revenue of $38.2 million, up 31% from $29.3 million in 3Q24
•GAAP gross profit of $13.5 million, up from $6.2 million in 3Q24
•Non-GAAP gross profit of $17.9 million, up from $16.2 million in 3Q24
•GAAP gross margin of 35%, up from 21% in 3Q24
•Non-GAAP gross margin of 47%, up from 46% in 3Q24
•Net loss of $23.8 million versus net loss of $148.3 million in 3Q24
•Adjusted EBITDA of $2.0 million versus $(3.5) million in 3Q24
•Operating cash flow of $11.4 million versus $(9.4) million in 3Q24
•Ended 3Q25 with $43.1 million in cash and cash equivalents versus $40.8 million in 2Q25

Operating Highlights
•Bookings of $30.3 million versus $34.3 million in 2Q25
•Contracted backlog of $22.2 million versus $26.8 million in 2Q25
•Storage operating assets under management (“AUM”) of 1.8 gigawatt hours (“GWh”), up 6% sequentially
•Solar operating AUM of 33.9 gigawatts (“GW”) up 4% sequentially
•Contracted annual recurring revenue (“CARR”) of $70.1 million, nearly flat from the end of 2Q25
•Annual recurring revenue (“ARR”) of $60.2 million, up 3% sequentially

“We delivered solid revenue growth and the second consecutive quarter of positive adjusted EBITDA in the third quarter of 2025,” said Arun Narayanan, CEO of Stem. “It has been one year since our strategic transformation was announced, and our results demonstrate the strength of our software-centric approach. With ARR growing 17% year-over-year and strong operating leverage evidenced by our gross margin performance, we are refining our guidance ranges across nearly all metrics. We have reduced the historical volatility in our business, we have de-risked the low end of nearly all guidance ranges, and we feel confident about the stability of our business. Our diversified AI-driven platform continues to capitalize on rising energy demand while our operational discipline positions us well to drive towards profitable growth.”

“The third quarter of 2025 demonstrated our continued financial discipline with expanding gross margins and positive adjusted EBITDA,” said Brian Musfeldt, CFO of Stem. “We believe our improvement in operating cash flow generation and stabilization of cash reflect the underlying quality and sustainability of our business model. The strategic focus on software and recurring revenue streams is resulting in improved performance and allowing us to refine our guidance across nearly all metrics.”

Key Financial Results and Operating Metrics
($ in millions, unless otherwise noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Key Financial Results(1)
Revenue	$38.2	$29.3	$109.1	$88.8
GAAP Gross Profit (Loss)	$13.5	$6.2	$36.8	$(8.6)
GAAP Gross Margin (%)	35%	21%	34%	(10)%
Non-GAAP Gross Profit*	$17.9	$16.2	$51.4	$43.5
Non-GAAP Gross Margin (%)*	47%	46%	47%	34%
Net Income (Loss)	$(23.8)	$(148.3)	$153.7	$(802.9)
Adjusted EBITDA*	$2.0	$(3.5)	$1.2	$(27.0)

Key Operating Metrics
Bookings(2)	$30.3	—	$99.1	—
Contracted Backlog(3)**	$22.2	—	$22.2	—
Storage Operating AUM (in GWh)(4)**	1.8	1.6	1.8	1.6
Solar Operating AUM (in GW)(5)**	33.9	28.5	33.9	28.5
CARR(6)**	$70.1	—	$70.1	—
ARR(7)**	$60.2	$51.4	$60.2	$51.4
(1) As previously disclosed, revenue, gross profit (loss), and net loss were negatively impacted by a $38.7 million reduction in revenue for the nine months ended September 30, 2024, and by excess supplier costs and resulting liquidated damages, as discussed below.
(2) Beginning with our Q1 2025 Quarterly Report on Form 10-Q, the Company defines “Bookings” as the total value of executed purchase orders. Previously this metric included all relevant executed contracts, regardless of whether or not a related purchase order had been executed. Prior period amounts have been excluded as they do not reflect the newly defined metrics.
(3) Beginning with our Q1 2025 Quarterly Report on Form 10-Q, the Company defines “Contracted Backlog” as the total value of hardware and non-recurring services bookings with executed purchase orders in dollars, as of a specific date. Previously, this metric included the total contract value of hardware, software and services contracts recognized ratably over the contract period, regardless of whether or not a related purchase order had been executed. Prior period amounts have been excluded as they do not reflect the newly defined metrics.
(4) Represents total GWh of energy storage systems in operation. Contracted storage AUM from prior periods has been replaced with this metric.
(5) Total GW of solar systems in operation.
(6) Beginning with our Q1 2025 Quarterly Report on Form 10-Q, the Company defines CARR as the annualized value from Stem customer subscription contracts with executed purchase orders signed in the period for systems that are not yet operating and all operating Stem customer subscription contracts, including solar software, storage software & recurring managed services, and some recurring professional services contracts. Previously, this metric included the annualized value from all executed Stem customer subscription contracts, regardless of whether or not a related purchase order had been executed. Prior period amounts have been excluded as they do not reflect the newly defined metrics.
(7) Represents annualized recurring revenue from operating customer subscription contracts, including solar software, storage software & recurring managed services, and any recurring professional services contracts.
* Non-GAAP financial measures. Adjusted EBITDA and non-GAAP gross profit and margin for the nine months ended September 30, 2024 were adjusted to exclude the impact of the previously disclosed reductions in revenue, excess supplier costs and resulting liquidated damages, as discussed below. See the section below titled “Use of Non-GAAP Financial Measures” for details and the section below titled “Reconciliations of Non-GAAP Financial Measures” for reconciliations.
** At period end.
Third Quarter 2025 Financial and Operating Results
Financial Results
Revenue increased 31% year-over-year to $38.2 million, versus $29.3 million in the third quarter of 2024. As previously disclosed, reported revenue for the third quarter of 2024 reflected a $5.6 million reduction in revenue due to updated valuations of certain contracts that provided parent company guarantees for hardware revenue recorded in 2022 and 2023.
GAAP gross profit was $13.5 million, or 35%, versus $6.2 million, or 21%, in the third quarter of 2024. The year-over-year increase in GAAP gross profit ($) and GAAP gross margin (%) was largely driven by the absence of the $5.6 million reduction in revenue discussed above and by improved hardware margins.

Non-GAAP gross profit was $17.9 million, or 47%, versus $16.2 million, or 46%, in the third quarter of 2024. The year-over-year increase in non-GAAP gross profit ($) and non-GAAP gross margin (%) was due to improved hardware margins and operational efficiencies.
Net loss was $23.8 million versus third quarter 2024 net loss of $148.3 million. The year-over-year improvement was largely due to the absence of a $104.1 million, one-time impairment of bad debt expense associated with impairment of receivables related to customer contracts that provided a parent company guarantee reflected during the third quarter of 2024, and lower operating costs.
Adjusted EBITDA was $2.0 million compared to $(3.5) million in the third quarter of 2024. The improvement was primarily driven by significantly lower operating expenses resulting from ongoing cost reduction and profitability improvement initiatives.
The Company ended the third quarter with $43.1 million in cash and cash equivalents, versus $40.8 million reported at the end of the second quarter.

Operating Results
Bookings were $30.3 million in the quarter, compared to $34.3 million in the second quarter. Bookings were down sequentially due to strategic de-emphasis of low-margin battery hardware bookings. Software and services and edge hardware bookings were sequentially flat.
Contracted backlog was $22.2 million at the end of the quarter compared to $26.8 million at the end of the second quarter of 2025. Contracted backlog was sequentially down due to the previously mentioned lower quarterly bookings, and increased hardware and services revenue recognition in the quarter.
CARR was $70.1 million at the end of the quarter versus $69.2 million at the end of the second quarter of 2025.
Storage operating AUM increased 6% sequentially to 1.8 GWh for the quarter. Solar operating AUM increased 4% sequentially to 33.9 GW for the third quarter of 2025.
ARR increased 3% sequentially to $60.2 million at the end of the quarter from $58.5 million at the end of the second quarter of 2025.
The following table provides a summary of contracted backlog at the end of the third quarter, and includes only hardware and non-recurring services contracts, compared to backlog at the end of the second quarter of 2025 ($ in millions):

End of 2Q25	$26.8
Add: Bookings	18.5
Less: Hardware revenue	(19.2)
Project and professional services revenue	(2.9)
Amendments/Cancellations	(1.0)
End of 3Q25	$22.2

Outlook
The Company is revising its full-year 2025 guidance as follows ($ millions, unless otherwise noted):

	Previous	Revised
Revenue	$125 - $175	$135 - $160
Software, edge hardware, & services	$120 - $140	$125 - $140
Battery hardware resale	Up to $35	Up to $20

Non-GAAP Gross Margin (%)*	30% - 40%	40% - 50%

Adjusted EBITDA*	$(10) - $5	$(5) - $5

Operating Cash Flow	$0 - $15	$(5) - $5

Year end ARR**	$55 - $65	Unchanged

* See the section below titled “Reconciliations of Non-GAAP Financial Measures” for information regarding why Stem is unable to reconcile non-GAAP Gross Margin and adjusted EBITDA guidance to their most comparable financial measures calculated in accordance with GAAP.
** See below for definitions.
Business Updates

•On Oct. 14, 2025, the Company announced the expansion of its Berlin operations with a move to centralized and collaborative facilities. The new office underscores Stem’s commitment to advancing utility-scale solar, storage and hybrid solar-plus-storage projects across the EMEA region. The Berlin hub is designed as Stem’s European competence center, centralizing teams with regional expertise focused on solving the most pressing challenges facing large-scale renewable projects today. By expanding technical depth and customer support in Berlin, Stem combines global expertise with local execution and service to help customers succeed in increasingly complex EMEA markets.

•On Sept. 12, 2025, the Company published a letter to shareholders reflecting on its journey of strategic realignment since the strategy review commenced in the third quarter of 2024. The letter highlights the improvements in performance since the commencement of the strategy review, new product rollouts, a new investor presentation, the Company’s refreshed website, and a unified corporate identity under the Stem brand and a consolidation of all products under the PowerTrack™ Suite.

•On Sept. 5, 2025, the Company announced the rebranding of its flagship enterprise platform, Athena®, to PowerTrack Optimizer. Powering Managed Service offerings, the move represents the evolution of Stem’s intelligent software tools, designed to help organizations unlock the full value of their clean energy systems while simplifying operations and maximizing both economic and environmental benefits. The evolution of Athena into PowerTrack Optimizer supports the Company’s consolidation of offerings into a single stack under one name, PowerTrack, combining the strengths of existing offerings to create a unified solution serving energy management needs from one place throughout the entire project lifecycle.

•On Sept. 2, 2025, the Company announced its further strategic expansion into the standalone storage and solar-plus-storage control market with the launch of PowerTrack Energy Management System (EMS). PowerTrack EMS is an intelligent control system that manages battery charging and discharging operations while coordinating grid services and enabling revenue streams for energy storage projects. PowerTrack EMS integrates modular hardware and software architecture including PowerTrack Software for centralized portfolio management, PowerTrack Power Plant Controller (PPC) and PowerTrack SCADA capabilities, with a sophisticated edge user interface (UI) and hardware-agnostic unit controllers that eliminate vendor lock-in while supporting diverse equipment configurations.

Some Factors Affecting our Business and Operations
As previously disclosed, the Company entered into certain contractual guarantees in 2022 and 2023 pursuant to which, if a customer were unable to install or designate hardware to a specified project within a specified period of time, the Company would be required to assist the customer in re-marketing the hardware for resale by the customer. Such guarantees provide that, in such cases, if the customer resold the hardware for less than the amount initially sold to the customer, the Company would be required to compensate the customer for any shortfall in fair value for the hardware from the initial contract price. The Company accounts for specified contractual guarantees as variable consideration. The Company reviews its estimate of variable consideration, including changes in estimates related to such guarantees, each quarter for facts or circumstances that have changed from the time of the initial estimate. As previously disclosed, the Company recorded a net revenue reduction of $38.7 million during the nine months ended September 30, 2024 due to market conditions and revised negotiated valuations of assets under certain hardware price guarantees entered into in 2022 and 2023. Such reductions in revenue were related to deliveries that occurred prior to 2023. The Company has not issued such guarantees since June 2023 and does not intend to issue any new guarantees in the future.
There are no remaining PCGs outstanding, and the Company expects no future impact on its financial results as a result of PCGs.
The Company is subject to risk and exposure from the evolving macroeconomic, regulatory, geopolitical and business environment, including the effects of the One Big Beautiful Bill (OBBB) on our business and that of our suppliers and customers, the effects of increased import tariffs and retaliatory trade policies, global inflationary pressures and interest rates, potential economic slowdowns or recessions, government shutdowns, and geopolitical pressures, including the armed conflicts between Russia and Ukraine, and in the Gaza Strip and nearby areas, as well as tensions between China and the United States, and uncertainty around other current and future trade policies. We regularly monitor and attempt to mitigate the direct and indirect effects of these circumstances on our business and financial results, although there is no guarantee of the extent to which we will be successful in these efforts.
Use of Non-GAAP Financial Measures
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), this earnings press release contains the following non-GAAP financial measures: adjusted EBITDA, non-GAAP gross profit and non-GAAP gross margin.

We use these non-GAAP financial measures for financial and operational decision-making and to evaluate our operating performance and prospects, develop internal budgets and financial goals, and facilitate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our operating performance, such as stock-based compensation and other non-cash charges, as well as discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results, to the extent that competitors define these metrics in the same manner that we do. We believe these non-GAAP financial measures are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by investors and analysts to help them analyze the health of our business. Our calculation of these non-GAAP financial measures may differ from similarly titled non-GAAP measures, if any, reported by other companies. In addition, other companies may not publish these or similar measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP. For reconciliation of adjusted EBITDA and non-GAAP gross profit and margin to their most comparable GAAP measures, see the section below entitled “Reconciliations of Non-GAAP Financial Measures.”
Definitions of Non-GAAP Financial Measures
We define adjusted EBITDA as net loss attributable to Stem before depreciation and amortization, including amortization of internally developed software, interest expense, further adjusted to exclude stock-based compensation and other income and expense items, including net gain on extinguishment of debt, reduction in revenue, excess supplier costs and resulting liquidated damages, and income tax provision or benefit. The expenses and other items that we exclude in our calculation of adjusted EBITDA may differ from the expenses and other items, if any, that other companies exclude when calculating adjusted EBITDA.

We define non-GAAP gross profit as gross profit excluding amortization of capitalized software, impairments related to decommissioning of end-of-life systems, excess supplier costs and resulting liquidated damages, and reduction in revenue. Non-GAAP gross margin is defined as non-GAAP gross profit (loss) as a percentage of revenue.
In the three months ended March 31, 2024, we incurred costs of $1.0 million above initially agreed prices on the acquisition of certain hardware systems from one of our suppliers, which resulted from production delays by such supplier. This in turn caused fulfillment and delivery delays on an order to one of our customers, as a result of which we further incurred liquidated damages of $4.8 million during the year ended December 31, 2023 under the customer contract. Because we had not previously incurred costs above initially agreed upon prices with a hardware supplier and were subsequently required to pay liquidated damages to a customer, we excluded these two items from adjusted EBITDA and non-GAAP gross profit to better facilitate comparisons of our underlying operating performance across periods.
As stated above, in certain customer contracts, the Company previously agreed to provide a guarantee that the value of purchased hardware will not decline for a certain period of time. The Company accounted for such contractual terms and guarantees as variable consideration at each measurement date. The Company reviewed its estimate of variable consideration each quarter, including changes in estimates related to such guarantees, for facts or circumstances that changed from the time of the initial estimate. Additionally, as a result of impairment of accounts receivables related to contracts that provided for a parent company guarantee, the Company recorded a bad debt expense of $104.1 million during the year ended December 31, 2024.
See also the section below entitled “Reconciliations of Non-GAAP Financial Measures.”
Conference Call Information
Stem will hold a conference call to discuss this earnings press release and business outlook on Wednesday, October 29, 2025, beginning at 5:00 p.m. Eastern Time. The conference call and accompanying slides may be accessed via a live webcast on a listen-only basis on the Events & Presentations page of the Investor Relations section of the Company’s website at https://investors.stem.com/events-and-presentations. The call can also be accessed live over the telephone by dialing (877) 407-3982, or for international callers, (201) 493-6780 and referencing Stem. An audio replay will be available shortly after the call and can be accessed by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671. The passcode for the replay is 13756128. The replay will be available until Saturday, November 29, 2025. An archive of the webcast will be available shortly after the call on Stem’s website at https://investors.stem.com/overview for 12 months following the call.
About Stem
Stem (NYSE: STEM) is a global leader reimagining technology to support the energy transition. Turning complexity into clarity, and potential into performance.
Helping asset owners, operators and stakeholders benefit from the full value of their energy portfolio by enabling the intelligent development, deployment, and operation of clean energy assets. Stem’s integrated software suite, PowerTrack, is the industry standard and best-in-class for asset monitoring, supported by professional and managed services, under one roof. Meant to tackle challenges as seamlessly as possible, Stem shows the information needed clearly and accurately and helps harness raw data to inform actionable insight. With global projects managed in 55 countries, customers have relied on Stem for nearly 20 years to maximize the value of their clean energy projects.
Driven by human and artificial intelligence – Stem is unlocking energy intelligence. Learn more at stem.com.

Forward-Looking Statements
This earnings press release, as well as other statements we make, contains “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “believe,” “predict,” “plan,” “potential,” “projected,” “projections,” “forecast,” “estimate,” “intend,” “anticipate,” “ambition,” “goal,” “target,” “think,” “should,” “could,” “would,” “will,” “hope,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements about our financial and operating performance, guidance, outlook, targets and other forecasts or expectations regarding, or dependent on, our business outlook and strategy; our joint ventures, partnerships and other alliances; forecasts or expectations regarding energy transition and global climate change; reduction of greenhouse gas emissions; the integration and optimization of energy resources; our business strategies and those of our customers; our ability to retain or upgrade current customers, further penetrate existing markets or expand into new markets; the effects of natural disasters and other events beyond our control; the expected impacts of the One Big Beautiful Bill Act (“OBBB”) on our business and that of our customers; the direct or indirect effects on our business of macroeconomic factors and geopolitical instability, such as the armed conflicts between Russia and Ukraine and in the Gaza Strip and nearby areas; and our future results of operations, including revenue, adjusted EBITDA and the other metrics presented here. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those expressed or implied by such forward-looking statements, including but not limited to our inability to execute on, and achieve the expected benefits from, our operational and strategic initiatives; including from our cost reduction, workforce reduction and restructuring efforts; our inability to successfully execute on our new software and services-centric strategy; the effects of the OBBB on our business and that of our customers and suppliers; disruptions in sales, production, service or other business activities; general macroeconomic and business conditions in key regions of the world, including inflationary pressures, general economic slowdown or a recession, high interest rates, changes in monetary policy, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, government shutdowns, and instability in financial institutions; the direct and indirect effects of widespread health emergencies on our workforce, operations, financial results and cash flows; geopolitical instability, such as the armed conflicts between Russia and Ukraine and in the Gaza Strip and nearby areas; the results of operations and financial condition of our customers; pricing pressures; severe weather and seasonal factors; our inability to continue to grow and manage our growth effectively; our inability to attract and retain qualified employees and key personnel; our inability to comply with, and the effect on our business of, evolving legal standards and regulations, including those concerning data protection, consumer privacy, sustainability, and evolving labor standards; risks relating to the development and performance of our software-enabled services; our inability to retain or upgrade current customers, further penetrate existing markets or expand into new markets; the risk that our business, financial condition and results of operations may be adversely affected by other political, economic, business and competitive factors; and other risks and uncertainties discussed in this release and in our most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, our actual results or outcomes, or the timing of these results or outcomes, may vary materially from those reflected in our forward-looking statements. Forward-looking statements and other statements in this release regarding our environmental, social, and other sustainability plans and goals are not an indication that these statements are necessarily material to the Company, investors, or other stakeholders, or required to be disclosed in our filings under U.S. securities laws or any other laws or requirements applicable to the Company. In addition, historical, current, and forward-looking environmental, social, and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements in this earnings press release are made as of the date of this release, and the Company disclaims any intention or obligation to update publicly or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Stem Investor Contacts
Erin Reed, Stem
Marc Silverberg, ICR
IR@stem.com

Stem Media Contacts
Jessie Smiley, Stem
press@stem.com
Source: Stem, Inc.

STEM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$43,121	$56,299
Accounts receivable, net of allowances of $7,434 and $9,499 as of September 30, 2025 and December 31, 2024, respectively	35,836	59,316
Inventory	5,165	10,920
Other current assets	9,634	10,082
Total current assets	93,756	136,617
Energy storage systems, net	47,894	58,820
Contract origination costs, net	8,663	9,681
Intangible assets, net	129,169	143,912
Operating lease right-of-use assets	10,147	12,574
Other noncurrent assets	72,978	75,755
Total assets	$362,607	$437,359
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$10,986	$30,147
Accrued liabilities	29,913	25,770
Accrued payroll	8,389	6,678
Financing obligation, current portion	14,181	16,521
Deferred revenue, current portion	43,104	43,255
Other current liabilities	6,988	6,429
Total current liabilities	113,561	128,800
Deferred revenue, noncurrent	85,817	85,900
Asset retirement obligation	4,314	4,203
Convertible notes, noncurrent	183,389	525,922
Senior secured notes, noncurrent	127,609	—
Financing obligation, noncurrent	31,091	41,627
Warrant liability	6,089	—
Lease liabilities, noncurrent	10,653	13,336
Other liabilities	35,193	35,404
Total liabilities	597,716	835,192

Stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized as of September 30, 2025 and December 31, 2024; zero shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value; 250,000,000 and 500,000,000 shares authorized as of September 30, 2025 and December 31, 2024, respectively; 8,389,951 and 8,139,884 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1	16
Additional paid-in capital	1,236,905	1,228,042
Accumulated other comprehensive income	175	76
Accumulated deficit	(1,472,768)	(1,626,508)
Total Stem stockholders’ deficit	(235,687)	(398,374)
Non-controlling interests	578	541
Total stockholders’ deficit	(235,109)	(397,833)
Total liabilities and stockholders’ deficit	$362,607	$437,359

STEM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Services and other revenue	$18,409	$22,143	$56,982	$52,086
Hardware revenue	19,828	7,148	52,141	36,673
Total revenue	38,237	29,291	109,123	88,759
Cost of revenue
Cost of services and other	11,975	15,687	37,650	36,626
Cost of hardware	12,682	7,408	34,555	60,753
Total cost of revenue	24,657	23,095	72,205	97,379
Gross profit (loss)	13,580	6,196	36,918	(8,620)
Operating expenses:
Sales and marketing	6,979	8,216	21,021	30,286
Research and development	6,916	11,086	28,237	40,503
General and administrative	12,536	27,212	35,002	61,618
Impairment of parent company guarantees	—	104,134	—	104,134
Impairment of goodwill	—	—	—	547,152
Total operating expenses	26,431	150,648	84,260	783,693
Loss from operations	(12,851)	(144,452)	(47,342)	(792,313)
Other (expense) income, net:
Interest expense	(7,270)	(4,512)	(15,632)	(13,850)
Gain on extinguishment of debt	—	—	220,047	—
Change in fair value of derivative liability	—	—	—	1,477
Change in fair value of warrant liability	(4,190)	—	(4,190)	—
Other income, net	379	793	1,249	2,153
Total other (expense) income, net	(11,081)	(3,719)	201,474	(10,220)
(Loss) income before provision for income taxes	(23,932)	(148,171)	154,132	(802,533)
Benefit from (provision for) income taxes	141	(129)	(392)	(344)
Net (loss) income	$(23,791)	$(148,300)	$153,740	$(802,877)

Net (loss) income per share attributable to common stockholders, basic	$(2.84)	$(18.24)	$18.52	$(99.74)
Net loss per share attributable to common stockholders, diluted	$(2.84)	$(18.24)	$(7.33)	$(99.74)

Numerator used to compute net (loss) income per share:
Net (loss) income attributable to Stem common stockholders, basic	$(23,791)	$(148,300)	$153,740	$(802,877)
Net loss attributable to Stem common stockholders, diluted	$(23,791)	$(148,300)	$(61,996)	$(802,877)

Weighted-average shares used in computing net (loss) income per share to common stockholders, basic	8,376,032	8,131,700	8,301,432	8,049,851
Weighted-average shares used in computing net loss per share to common stockholders, diluted	8,376,032	8,131,700	8,452,552	8,049,851

STEM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES
Net income (loss)	$153,740	$(802,877)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	33,100	33,227
Non-cash interest expense, including interest expenses associated with debt issuance costs	751	1,565
Stock-based compensation	7,929	21,716
Change in fair value of derivative liability	—	(1,477)
Change in fair value of warrant liability	4,190	—
Non-cash lease expense	2,058	2,251
Accretion of asset retirement obligations	178	177
Impairment loss of energy storage systems	1,413	357
Loss on disposal and abandonment of property, plant and equipment	842	—
Impairment loss of project assets	1,130	641
Impairment loss of right-of-use assets	1,357	2,096
Impairment of parent company guarantees	—	104,134
Impairment of goodwill	—	547,152
Net accretion of discount on investments	—	(29)
Provision for (recovery of) credit losses on accounts receivable	2,052	(3,229)
Gain on extinguishment of debt	(220,047)	—
Other	(9)	(157)
Changes in operating assets and liabilities:
Accounts receivable	21,364	106,920
Inventory	5,755	(7,285)
Other assets	2,588	12,447
Contract origination costs, net	(953)	(927)
Project assets	(2,074)	(7,382)
Accounts payable	(19,171)	(30,675)
Accrued expenses and other liabilities	6,027	(19,935)
Deferred revenue	(235)	21,531
Lease liabilities	(3,340)	(2,181)
Net cash used in operating activities	(1,355)	(21,940)
INVESTING ACTIVITIES
Proceeds from maturities of available-for-sale investments	—	8,250
Capital expenditures on internally-developed software	(5,675)	(8,868)
Purchase of property and equipment	—	(228)
Net cash used in investing activities	(5,675)	(846)
FINANCING ACTIVITIES
Repayment of financing obligations	(10,873)	(6,998)
Proceeds from issuance of senior secured notes, net of issuance costs of $5,246 and $0 for the nine months ended September 30, 2025 and 2024, respectively	4,754	—
Investment from non-controlling interests, net	37	56
Net cash used in financing activities	(6,082)	(6,942)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(66)	403
Net decrease in cash, cash equivalents and restricted cash	(13,178)	(29,325)
Cash, cash equivalents and restricted cash, beginning of year	58,085	106,475
Cash, cash equivalents and restricted cash, end of period	$44,907	$77,150

RECONCILIATION OF CASH, CASH EQUIVALENTS, AND RESTRICTED CASH WITHIN THE UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$43,121	$75,364
Restricted cash included in other noncurrent assets	1,786	1,786
Total cash, cash equivalents, and restricted cash	$44,907	$77,150

STEM, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The following table provides a reconciliation of adjusted EBITDA to net loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Net (loss) income	$(23,791)	$(148,300)	$153,740	$(802,877)
Adjusted to exclude the following:
Depreciation and amortization (1)	11,022	11,516	35,643	36,321
Interest expense	7,270	4,512	15,632	13,850
Gain on extinguishment of debt	—	—	(220,047)	—
Stock-based compensation	2,217	6,532	7,929	21,716
Revenue reduction, net (2)	—	5,525	—	38,653
Excess supplier costs and resulting liquidated damages (3)	—	—	—	1,012
Change in fair value of derivative liability	—	—	—	(1,477)
Change in fair value of warrant liability	4,190	—	4,190	—
Impairment of goodwill	—	—	—	547,152
Contract termination payment (4)	—	10,000	—	10,000
Impairment and (expected recovery of) accounts receivable write-off (5)	—	104,134	(3,500)	104,134
(Benefit from) provision for income taxes	(141)	129	392	344
Other expenses (6)	1,280	2,460	7,258	4,125
Adjusted EBITDA	$2,047	$(3,492)	$1,237	$(27,047)
Adjusted EBITDA, as used in the Company's full-year 2025 guidance, is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile projected adjusted EBITDA to net income (loss), its most directly comparable forward-looking GAAP financial measure, without unreasonable effort, because the Company is unable to predict with a reasonable degree of certainty its change in stock-based compensation expense, depreciation and amortization expense, and other items that may affect net loss. The unavailable information could have a significant effect on the Company’s full-year 2025 GAAP financial results.
(1) Depreciation and amortization reflects depreciation and amortization expense, impairment loss of energy storage systems, and impairment loss of project assets.
(2) Refer to the discussion of reduction in revenue under “Some Factors Affecting our Business and Operations” above.
(3) Refer to the discussion of excess supplier costs in the definition of non-GAAP gross profit provided above.
(4) Contract termination payment to a vendor for the delivery of hardware.
(5) See Note 3 – “Impairment and Accounts Receivable Write-Off” in the notes to the unaudited condensed consolidated financial statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
(6) Adjusted EBITDA for the three and nine months ended September 30, 2025 included other expenses of $1.3 million and $7.3 million, respectively. For the three months ended September 30, 2025, other expenses includes $0.9 million for one-time costs associated with a loss on disposal and abandonment of property, plant and equipment, $0.1 million for expenses related to restructuring costs to pursue greater efficiency and to realign our business and strategic priorities and $0.3 million of other non-recurring expenses. For the nine months ended September 30, 2025, other expenses includes $6.0 million for expenses related to restructuring costs to pursue greater efficiency and to realign our business and strategic priorities, $0.9 million for one-time costs associated with a loss on disposal and abandonment of property, plant and equipment, and $0.4 million of other non-recurring expenses. Restructuring expenses included employee severance and other exit costs.
Adjusted EBITDA for the three and nine months ended September 30, 2024 included other expenses of $2.5 million and $4.1 million, respectively. For the three months ended September 30, 2024, other expenses includes $1.2 million for advisory services relating to strategy, and $1.3 million in connection with separation agreements for certain of the Company’s former executive officers. For the nine months ended September 30, 2024, other expenses includes $1.2 million for advisory services relating to strategy, $1.3 million in connection with separation agreements for certain of the Company’s former executive officers, $1.1 million for expenses related to restructuring costs to pursue greater efficiency and to realign our business and strategic priorities, and $0.5 million of other non-recurring expenses.

The following table provides a reconciliation of non-GAAP gross profit and margin to GAAP gross profit (loss) and margin ($ in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$38.2	$29.3	$109.1	$88.8
Cost of revenue	(24.7)	(23.1)	(72.3)	(97.4)
GAAP gross profit (loss)	13.5	6.2	36.8	(8.6)
GAAP gross margin (%)	35%	21%	34%	(10)%

Non-GAAP Gross Profit
GAAP Revenue	$38.2	$29.3	$109.1	$88.8
Add: Revenue reduction, net (1)	—	5.6	—	38.7
Subtotal	38.2	34.9	109.1	127.5
Less: Cost of revenue	(24.7)	(23.1)	(72.3)	(97.4)
Add: Amortization of capitalized software & developed technology	4.4	4.1	13.2	12.0
Add: Impairments	—	0.3	1.4	0.4
Add: Excess supplier costs (2)	—	—	—	1.0
Non-GAAP gross profit	$17.9	$16.2	$51.4	$43.5
Non-GAAP gross margin (%)	47%	46%	47%	34%
Non-GAAP gross margin as used in the Company's full-year 2025 guidance, is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile projected non-GAAP gross margin to GAAP gross margin, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty its change in amortization of capitalized software, impairments, and other items that may affect GAAP gross margin. The unavailable information could have a significant effect on the Company’s full-year 2025 GAAP financial results.
(1) Refer to the discussion of reduction in revenue under “Some Factors Affecting our Business and Operations” above.
(2) Refer to the discussion of excess supplier costs in the definition of non-GAAP profit provided above.

Key Definitions:

Item	Definition
ARR	Annualized value from operating customer subscription contracts, including solar software, storage software & recurring managed services, and any recurring professional services contracts.
Bookings	Total value of executed customer purchase orders, as of the end of the relevant period (e.g. quarterly bookings or annual bookings). Customer purchase orders are typically executed three to six months ahead of hardware installation. The booking amount includes (1) hardware revenue, which is typically recognized at delivery of the energy storage hardware system and/or edge device to the customer, and (2) services revenue, which represents total nominal software and services contract value recognized ratably over the contract period.
Battery Hardware Resale Revenue	Sales of energy storage systems.
CARR	Annualized value from Stem customer subscription contracts with executed purchase orders signed in the period for systems that are not yet operating, and all operating Stem customer subscription contracts, including solar software, storage software & recurring managed services, and some recurring professional services contracts.
Contracted Backlog
Total value of hardware and non-recurring services bookings with executed purchase orders in dollars, as reflected on a specific date. Backlog increases as new purchase orders are executed (bookings) and decreases as hardware is delivered and recognized as revenue and as services are provided.

Edge Hardware	Sales of edge device hardware to aid in the collection of site data and the real-time operation and control of a site.
Operating Cash Flow	Net cash provided by (used in) operating activities. Does not represent the change in balance sheet cash which will be further impacted by investing and financing activities.
Project and Professional Services Revenue	Full lifecycle energy services including development and engineering, procurement and integration, performance and operations support, and revenue tied to Development Company investments.
Solar Operating AUM	Total GW of solar systems in operation.
PowerTrack Software Revenue	Recurring SaaS revenue from PowerTrack software.
Storage Operating AUM	Total GWh of energy storage systems in operation.
Managed Services Revenue	Includes (1) recurring revenue related to the operation and optimization of energy storage and hybrid portfolios managed by Stem and (2) Host Customer recurring and merchant revenues.